EXHIBIT 99.2

Unaudited pro forma condensed combined balance sheet as of July 31, 2012; and unaudited pro forma condensed combined statement of operations for the three months ended July 31, 2012; and unaudited pro forma condensed combined statement of operations for the years ended April 30, 2012

Pro-Forma FS-1

Superior Venture Corporation (A Development Stage Company)
Pro-Forma Condensed Consolidated Balance Sheet
As at July 31, 2012
Expressed in U.S. Dollars
Unaudited - Prepared by Management

	Superior Venture Corporation	Ilustrato Pictures Ltd.		Pro-Forma Adjustments and Eliminating Entries (Note 3)	Pro-Forma Condensed Consolidated Superior Venture Corporation
ASSETS
Current
Cash	$9,461	$54		$—	$9,515
	$9,461	$54		$—	$9,515

LIABILITIES
Current
Accounts payable and accrued liabilities	$4,613	$252,853	c	$12,000	$269,466
Loan payable	—	185,360		—	185,360
Loan payable – Due to related party	—	—	b	20,000	20,000
	4,613	438,213		32,000	474,826

Due to related parties	—	332,130		—	332,130
	4,613	770,343		32,000	806,956

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Common stock	55,100	4	a	4,900
			b	(20,000)	40,004
Cumulative translation adjustment	—	(6,122)		—	(6,122)
Deficit accumulated during the development stage	(50,252)	(764,171)	a	(4,900)
			c	(12,000)	(831,323)
	4,848	(770,289)		(32,000)	(797,441)
	$9,461	$54		$—	$9,515

- See Accompanying Notes –

Pro-Forma FS-2

Superior Venture Corporation (A Development Stage Company)
Pro-forma Condensed Consolidated Statement of Operations
For the Year Ended April 30, 2012
Expressed in U.S. Dollars
Unaudited - Prepared by Management

	Superior Venture Corporation	Ilustrato Pictures Ltd.		Pro-Forma Adjustments and Eliminating Entries (Note 3)	Pro-Forma Condensed Consolidated Superior Venture Corporation
Expenses
Bank charges and interest	$-	$4,705		$—	$4,705
Consulting	-	32,195		—	32,195
Editing	-	—		—	—
Management fees	-	182,565		—	182,565
Meals and entertainment	-	7,740		—	7,740
Office and miscellaneous	-	124,872		—	124,872
Professional fees	-	4,465	c	12,000	16,465
Selling, general and administration	37,798	—		—	37,798
Translation and scripting	-	—		—	—
Travel	-	273,698		—	273,698
Writing	-	5,953		—	5,953

Net loss before other item	(37,798)	(636,193)		(12,000)	(685,991)

Other item
Impairment of goodwill	-	—	a	(55,152)	(55,152)

Net loss for the year	$(37,798)	$(636,193)		$(67,152)	$(741,143)

Basic and diluted loss per common share	$(0.00)				$(0.00)

Weighted average number of common shares used in per share calculations	489,825,000			$(115,000,000)	374,825,000

Comprehensive loss
Net loss for the year	$(37,798)	$(636,193)		$(67,152)	$(741,143)
Foreign currency translation adjustment	-	(12,505)		—	(12,505)

Total comprehensive loss for the year	$(37,798)	$(648,698)		$(67,152)	$(753,648)

Basic and diluted comprehensive loss per common share	$(0.00)				$(0.00)

i.	To reflect issuance of 60,000,000 common stock of Superior Venture Corporation for the acquisition of all of the issued and outstanding shares of Ilustrato Pictures Ltd. and the disposition of 175,000,000 common stock by an Ilustrato Shareholder (Note 2).

- See Accompanying Notes –

Pro-Forma FS-3

Superior Venture Corporation (A Development Stage Company)
Pro-Forma Condensed Consolidated Statement of Operations
For the Three Months Ended July 31, 2012
Expressed in U.S. Dollars
Unaudited - Prepared by Management

	Superior Venture Corporation	Ilustrato Pictures Ltd.		Pro-Forma Adjustments and Eliminating Entries (Note 3)	Pro-Forma Condensed Consolidated Superior Venture Corporation
Expenses
Bank charges and interest	$-	$4,207		$—	$4,207
Consulting	-	12,780		—	12,780
Editing	-	1,966		—	1,966
Management fees	-	41,290		—	41,290
Meals and entertainment	-	749		—	749
Office and miscellaneous	-	51,336		—	51,336
Professional fees	-	2,704	c	12,000	14,704
Selling, general and administration	2,306	—		—	2,306
Translation and scripting	-	1,229		—	1,229
Travel	-	4,776		—	4,776
Writing	-	6,941		—	6,941

Net loss before other item	(2,306)	(127,978)		(12,000)	(142,284)

Other item
Impairment of goodwill	-	—	a	(55,152)	(55,152)

Net loss for the year	$(2,306)	$(127,978)		$(67,152)	$(197,436)

Basic and diluted loss per common share	$(0.00)				$(0.00)
				—
Weighted average number of common shares used in per share calculations	507,850,000			$(115,000,000)	392,850,000

Comprehensive loss
Net loss for the year	$(2,306)	$(127,978)		$(67,152)	$(197,436)
Foreign currency translation adjustment	-	6,383		—	6,383

Total comprehensive loss for the year	$(2,306)	$(121,595)		$(67,152)	$(191,053)

Basic and diluted comprehensive loss per common share	$(0.00)				$(0.00)

i.	To reflect issuance of 60,000,000 common stock of Superior Venture Corporation for the acquisition of all of the issued and outstanding shares of Ilustrato Pictures Ltd. and the disposition of 175,000,000 common stock by an Ilustrato Shareholder (Note 2).

- See Accompanying Notes –

Pro-Forma FS-4

Superior Venture Corporation (A Development Stage Company)
Notes to Pro-Forma Condensed Consolidated Financial Statements
Expressed in U.S. Dollars
Unaudited - Prepared by Management

Note 1. Basis of Presentation

The accompanying unaudited pro-forma condensed consolidated financial statements of Superior Venture Corporation (the “Company”) as at July 31, 2012, for the year ended April 30, 2012 and for the three months ended July 31, 2012 have been compiled for illustrative purposes only for inclusion in the Form 8-K and to give effect to the share exchange (the “Share Exchange”) between the Company and Ilustrato Pictures Ltd. (“Ilustrato”), as described in Note 2.

These unaudited pro-forma condensed consolidated financial statements include:

a)	An unaudited pro-forma condensed consolidated balance sheet as at July 31, 2012 combining:
▪	The unaudited balance sheet of the Company as at July 31, 2012; and
▪	The unaudited balance sheet of Ilustrato as at July 31, 2012.

b)	An unaudited pro-forma condensed consolidated statement of operations for the year ended April 30, 2012 combining:
▪	The audited statement of operations of the Company for the year ended April 30, 2012; and
▪	The audited statement of operations of Ilustrato for the period from the date of incorporation on August 29, 2011 to April 30, 2012.

c)	An unaudited pro-forma condensed consolidated statement of operations for the three months ended July 31, 2012 combining:
▪	The unaudited statement of operations of the Company for the three months ended July 31, 2012; and
▪	The unaudited statement of operations of Ilustrato for the three months ended July 31, 2012.

It is management’s opinion that the unaudited pro-forma condensed consolidated financial statements present fairly, in all material respects, the transaction described in Note 2 in accordance with accounting principles generally accepted in the United States of America. The accounting policies used in the preparation of the unaudited pro-forma condensed consolidated financial statements are consistent with the accounting policies of the Company and Ilustrato for the year ended April 30, 2012 and for the three months ended July 31, 2012. The pro-forma adjustments, as described in Note 3, are based on available information and certain estimates and assumptions. The unaudited pro-forma condensed consolidated financial statements are not intended to reflect the financial position of the Company which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the unaudited pro-forma condensed consolidated financial statements are not necessarily indicative of the results of operations that may be obtained in the future.

The unaudited pro-forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of each entity.

Certain elements of the Company and Ilustrato’s statements of operations have been reclassified to provide a consistent classification format.

Pro-Forma FS-5

Superior Venture Corporation (A Development Stage Company)
Notes to Pro-Forma Condensed Consolidated Financial Statements
Expressed in U.S. Dollars
Unaudited - Prepared by Management

Note 2. Pro-Forma Transaction

The Company and its controlling shareholders (the “SVEN Shareholders”) completed and consummated a share exchange agreement, as fully executed on November 9, 2012 (the "Share Exchange Agreement") with Ilustrato, a company incorporated under the laws of the province of British Columbia, and each of the shareholders of Ilustrato (collectively the "Ilustrato Shareholders"), whereby the Company has acquired all of the 4 issued and outstanding shares of Ilustrato in exchange for the issuance of 60,000,000 common stock with a par value of $0.001 per share to the Ilustrato Shareholders. Each Ilustrato Shareholder will receive 15,000,000 common stock of the Company as stated on the Share Exchange Agreement.

Prior to the closing date of the Share Exchange Agreement, a director and officer of the Company shall resign from the board of directors and the officer positions held at the Company. Immediately thereafter, the directors of Ilustrato shall be appointed to the Company’s board of directors and officer positions.

The acquisition of Ilustrato was accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) 805-40, “Business Combinations: Reverse Acquisitions”. The Company determined for accounting and reporting purposes that Ilustrato is the acquirer and the Company is the acquiree because of the significant influence of the control group of the Company after the Share Exchange Agreement. As a result of the Share Exchange Agreement, the Ilustrato shareholders will own approximately 15.27% of the issued and outstanding common shares of the Company on a diluted basis.

As a condition of the Share Exchange Agreement, a director of Ilustrato will cancel 175,000,000 of the Company’s common stock at $0.001 par value per share, in exchange for a $20,000 promissory note that is unsecured, bearing interest of 10% per annum and due on November 9, 2013.

Transaction costs to complete the Share Exchange are estimated to be $20,000 (Note 3).

At the time of the Share Exchange, the Company had 507,850,000 common stock issued and outstanding, and Ilustrato had 4 common stock issued and outstanding. Upon completion of the Share Exchange, the Company will be consolidated.

Neither the Company nor Ilustrato has any stock options or warrants issued or outstanding at the time of the Share Exchange.

Pro-Forma FS-6

Superior Venture Corporation (A Development Stage Company)
Notes to Pro-Forma Condensed Consolidated Financial Statements
Expressed in U.S. Dollars
Unaudited - Prepared by Management

The purchase price allocation has been determined as follows:

$

Cash and cash equivalents	$9,461
Accounts payable and accrued liabilities	(4,613)

Value of net assets	4,848
Goodwill	55,152

Total purchase price	$60,000

The above provides an initial purchase price allocation. The allocation of the purchase price may change upon valuation of the individual assets.

Note 3. Pro-Forma Assumptions and Adjustments

The unaudited pro-forma condensed consolidated balance sheet as at July 31, 2012 has been prepared assuming that the Share Exchange occurred on July 31, 2012.

The unaudited pro-forma condensed consolidated statements of operations for the year ended April 30, 2011 and for the three months ended July 31, 2012 have been prepared assuming that the Share Exchange occurred on May 1, 2011.

The unaudited pro-forma condensed consolidated financial statements have been prepared using the following assumptions and adjustments:

a)	To record, on a consolidated basis, the acquisition and the completion of the Share Exchange Agreement, based on the following material transactions, which comprise the Share Exchange, were completed:

i)	The Company issued 60,000,000 common stock with a par value of $0.001 per share in exchange for all of the 4 common stock held by Ilustrato Shareholders on May 1, 2011. The transactions has been accounted has been accounted for as a reverse acquisition, with Ilustrato being the acquirer and the Company being the acquiree for accounting and reporting purposes. The fair value of the net assets of the Company acquired by Ilustrato was the same as their historical book value in the amount of $4,848 (Note 2). The purchase price discrepancy between consideration paid (common stock valued at $60,000) and the fair value of net assets acquired ($4,848), in the amount of $55,152 is allocated to goodwill.

The result is an increase to share capital of $60,000, an increase to investment of $4,848, and an increase to goodwill of $55,152.

Pro-Forma FS-7

Superior Venture Corporation (A Development Stage Company)
Notes to Pro-Forma Condensed Consolidated Financial Statements
Expressed in U.S. Dollars
Unaudited - Prepared by Management

ii)	The Share Exchange was accounted for as a recapitalization of Ilustrato and the issuance of shares of Ilustrato for the assets and liabilities of the Company.

The result is a decrease to share capital of $507,850, an increase to additional paid-in capital of $452,750, a decrease to deficit of $50,252, and a decrease to investment in the Company of $4,848.

iii)	The Company recorded an impairment loss of goodwill of $55,152 for the three months ended July 31, 2012 and for the year ended April, 30 2012.

The result is an increase to impairment loss of goodwill (deficit) and a decrease to goodwill of $55,152.

The above transactions result in a net decrease to share capital of $447,850, a net increase to additional paid-in capital of $452,750, and a net increase to deficit of $4,900.

b)	To record the issuance of a promissory note in the amount of $20,000, bearing interest of 10% per annum, unsecured, and due on November 9, 2013, to a director of Ilustrato, in exchange for the cancellation of 175,000,000 of the Company’s common stock.

The result is a decrease to share capital of $20,000 and an increase in loans payable to a related party of $20,000.

c)	The Company expects to incur further accounting, audit, legal, and filing fees of $12,000 in relation to the Share Exchange Agreement.

The result is in an increase to accounts payable and accrued liabilities and an increase to professional fees (deficit) of $12,000.

Upon the completion of the Share Exchange, the Company will have 392,850,000 common stock issued and outstanding.

Pro-Forma FS-8

Superior Venture Corporation (A Development Stage Company)
Notes to Pro-forma Condensed Consolidated Financial Statements
Expressed in U.S. Dollars
Unaudited - Prepared by Management

Note 4. Pro-Forma Common Stock

	Number of shares issued	Share capital
Authorized:
Unlimited common shared without par value
Issued and outstanding:
Balance at April, 30 2011, prior to the Share Exchange	507,850,000	4
Share Exchange (Notes 1 and 3)	60,000,000	60,000
Share cancellation (Notes 1 and 3)	(175,000,000)	(20,000)

Pro-forma share capital after the Share Exchange	392,850,000	40,004

Effective September 11, 2012, the Company completed a stock split by the issuance of 35 new shares for each 1 outstanding share of the Company’s common stock. Unless otherwise noted, all references herein to number of shares, price per share or weighted average number of shares outstanding have been adjusted to reflect this stock split on a retroactive basis. The stock split increased the Company’s total issued and outstanding shares of common stock from 14,510,000 shares of common stock to 507,850,000 shares of common stock as at July 31, 2012. The common stock will continue to have a par value of $0.001 per share.

Pro-Forma FS-9